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                           SCHEDULE 14A/A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           RJR NABISCO HOLDINGS CORP.
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                (Name of Registrant as Specified in its Charter)

                                BROOKE GROUP LTD.
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                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:

       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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                    ISS RECOMMENDS THAT SHAREHOLDERS SUPPORT
                           BROOKE'S SPINOFF PROPOSAL

                              --------------------

     Institutional Shareholder Services ("ISS"), an investment research firm that advises many major institutional investors, issued a report on February 6, 1996 supporting Brooke's consent proposal for an immediate spinoff of RJR Nabisco's (NYSE: RN) Nabisco (NYSE: NA) food business to RJR Nabisco shareholders. In addition, the ISS report supports Brooke's proposal to rescind a bylaw change that the RJR Nabisco Board made in secrecy which eliminates the ability of shareholders to call special meetings.

     ISS said, in its report, "We recommend that shareholders CONSENT to the spin-off proposal." ISS explained, "There is little guarantee that there will be a better time for RJR to conduct a spin-off of its controlling interest in Nabisco. Given that the company has expressed its belief that a spin-off is both possible, beneficial, and legally defensible, it is hard to follow the company's logic behind delaying the spin-off for a better time, especially in light of the uninterrupted history of tobacco litigation."

     With respect to RJR Nabisco's statements regarding the "true motives of Messrs. LeBow and Icahn," ISS concluded: "...that regardless of who the proponent may be, if the underlying nonbinding proposal is valid and in the best interests of shareholders, it deserves wide support." ISS also recommended that shareholders support Brooke's bylaw proposal, stating that RJR's previous action to change the bylaw "...renders the bylaws that establish shareholder rights meaningless and flies in the face of shareholder democracy."